Exhibit 99.1

The ONE Group Reports Fourth Quarter and Full Year 2019 Results

Provides Update on Developments as a Result of Coronavirus Disease (COVID-19)

Denver, CO – (BUSINESS WIRE)  – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the fourth quarter and full year ended December 31, 2019 and provided an update related to developments as a result of coronavirus disease (COVID-19).

Highlights for the fourth quarter ended December 31, 2019 compared to the same period last year are as follows:

•	Total GAAP revenues increased 102.2% to $52.2 million from $25.8 million;
•	Comparable sales* at STK Restaurants rose 8.9%;
•	Sales for Kona Grill were approximately $23.7 million since October 4, 2019, the date the Company acquired Kona Grill;
•	Comparable sales at Kona Grill restaurants rose 3.9%;
•	GAAP income attributable to The ONE Group was $19.8 million, or $0.66 net income per share, compared to GAAP net income of $3.2 million, or $0.11 net income per share;
•	Adjusted EBITDA** increased 65.0% to $6.9 million compared to $4.2 million;
•	Total restaurant expenses increased 340 basis points to 86.0% from 82.6% as a percentage of revenues; and,
•	Total G&A decreased 510 basis points to 7.2% from 12.3% as a percentage of revenues.

Highlights for the full year ended December 31, 2019 compared to the same period last year are as follows:

•	Total GAAP revenues increased 41.0% to $120.7 million from $85.6 million;
•	Comparable sales* at STK Restaurants rose 8.3%;
•	GAAP income attributable to The ONE Group was $20.8 million, or $0.70 net income per share, compared to GAAP net income of $3.3 million, or $0.12 net income per share;
•	Adjusted EBITDA** increased 36.0% to $14.3 million compared to $10.5 million;
•	Total restaurant expenses increased 80 basis points to 88.2% from 87.4% as a percentage of revenues; and,
•	Total G&A decreased 350 basis points to 9.5% from 13.0% as a percentage of revenues.

*Comparable sales or same store sales (“SSS”) represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-month period. This metric includes total revenue from our owned and managed locations. Revenues from locations where we do not directly control the event sales force (The W Hotel Westwood, CA) are excluded from this metric.

** Adjusted EBITDA. We define adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted EBITDA to Net Income in this release.

“2019 was an outstanding year for The ONE Group, and our momentum continued into 2020 until the negative impact on our business related to COVID-19 began to unfold in March. Government agencies currently recommend that people not visit restaurants or bars, and in many jurisdictions in the U.S., people have been instructed to shelter in place to reduce the spread of COVID-19,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

“In response to these conditions, and out of concern for our customers and partners, whose health, safety and well-being remain our top priority, we have temporarily closed all dining rooms and have shifted operations to provide take-out and delivery service at all domestic restaurants, with the exception of Las Vegas, Los Angeles, Orlando and Puerto Rico. We have also launched STK Radio so our guests can bring the STK Vibe experience home along with our delicious food. We have implemented measures to reduce our costs during the pandemic, including significant reductions in employees, suspension of third-party services and deferral of non-essential cash payments including all capital projects,” continued Hilario.

“Since we cannot reasonability estimate when our business will return to normal operations, we suspended our financial guidance for 2020 as of March 17, 2020. We started the year with over $12.0 million in cash, and currently have over $10.0 million available in loans under our revolving credit facility pursuant to certain terms and conditions, including continued compliance with specified leverage ratios. We believe that we have the right long-term strategy in place to continue to create shareholder value once we can return to normal operating conditions,” concluded Hilario.

Fourth Quarter 2019 Financial Results

Total GAAP revenues increased 102.2% to $52.2 million in the fourth quarter of 2019 from $25.8 million in the fourth quarter of 2018. The increase was primarily driven by approximately $23.7 million in sales contributions from Kona Grill, which the Company acquired on October 4, 2019, growth in same store sales, and contributions from the opening of STK Nashville in March 2019. Domestic same store sales at STK restaurants increased 8.9% lapping a 15.0% quarter-over-quarter increase in the prior year, both indicative of the continued strong performance of the STK brand under normal operating conditions.

Total owned restaurant net revenues increased 119.9% to $48.6 million in the fourth quarter of 2019 from $22.1 million in the fourth quarter of 2018. The increase was due to approximately $23.7 million in sales contributions from Kona Grill, growth in same store sales, and contributions from the opening of STK Nashville in March 2019.

Management, license and incentive fee revenues were $3.6 million in the fourth quarter of 2019 compared to $3.7 million in the fourth quarter of 2018. The slight decrease was primarily due to the loss of management fee revenue from the One 29 Park, LLC management agreement, which terminated on September 30, 2018, and approximately $0.4 million of accelerated recognition of deferred revenue in the fourth quarter of 2018 related to the termination of a license agreement for our operations in Ibiza, Spain.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the fourth quarter of 2019 was $19.8 million, or $0.66 net income per share, compared to GAAP net income of $3.2 million, or $0.11 net income per share, in the fourth quarter of 2018. The quarter results reflect a $10.3 million benefit for the release of the Company’s valuation allowance of its deferred tax assets coupled with the recognition of $11.0 million in a bargain purchase gain related to the acquisition of the Kona Grill assets from bankruptcy. The Company also recorded a non-cash write down of $2.7 million related to its cost method investment in Bagatelle NY due to the short term remaining on the lease and current market conditions.

Adjusted EBITDA** increased 65.0% to $6.9 million in the fourth quarter of 2019 from $4.2 million in the fourth quarter of 2018.

Fiscal 2019 (Full Year) Financial Results

Total GAAP revenues increased 41.0% to $120.7 million in 2019 from $85.6 million in 2018. The increase was primarily driven by approximately $23.7 million in sales contributions from Kona Grill, growth in same store sales, contributions from the opening of STK San Diego, California in July 2018 and STK Nashville in March 2019, along with increased revenues from management, license and incentive fee revenues. Comparable sales at owned and managed STK Restaurants rose 8.3% lapping a 9.4% year-over-year increase in the prior year, both indicative of the continued strong performance of the STK brand under normal operating conditions.

Total owned restaurant net revenues increased 46.9% to $108.8 million in 2019 from $74.0 million in 2018. The increase was primarily due to the Kona Grill acquisition, growth in same store sales, and contributions from the opening of STK San Diego in July 2018 and STK Nashville in March 2019.

Management, license and incentive fee revenues increased 2.9% to $11.9 million in 2019 from $11.6 million in 2018. The revenues increase was primarily driven by new STK licensed locations that opened in 2019, including a licensed STK restaurant in Doha, Qatar, a licensed STK restaurant in San Juan, Puerto Rico and a managed rooftop bar concept, ANGEL, in Florence, Italy. Additionally, in the second half of 2018, we opened two licensed STK restaurants in Mexico City, Mexico and Dubai, United Arab Emirates. This was partially offset by the loss of management fee revenue from the One 29 Park, LLC management agreement, which terminated on September 30, 2018, and approximately $0.4 million of accelerated recognition of deferred revenue in the fourth quarter of 2018 related to the termination of a license agreement for our operations in Ibiza, Spain.

GAAP net income attributable to The ONE Group Hospitality, Inc. in 2019 was $20.8 million, or $0.70 net income per share, compared to GAAP net income of $3.3 million, or $0.12 net income per share, in 2018. The annual results reflect a $10.3 million benefit for the release of the Company’s valuation allowance of its deferred tax assets coupled with the recognition of $11.0 million in a bargain purchase gain related to the acquisition of the Kona Grill assets from bankruptcy. The Company also recorded a non-cash write down of $2.7 million related to its cost method investment in Bagatelle NY due to the short term remaining on the lease and current market conditions.

Adjusted EBITDA increased 36.0% to $14.3 million in 2019 from $10.5 million in 2018.

2020 Targets Suspended

On March 17, 2020, the Company suspended guidance for 2020 due to the negative effect COVID-19 is having on its operations and financial performance, the extent of which is not currently known.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer and Tyler Loy, Chief Financial Officer will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-201-493-6780. A replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 13699111. The replay will be available until April 9, 2020.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands are:

•	STK, a modern twist on the American steakhouse concept with twenty restaurants in major metropolitan cities in the U.S., Europe and the Middle East; and,
•

Kona Grill, a polished casual, bar-centric grill brand featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere. The ONE Group purchased the twenty-four Kona Grill restaurants operating in the U.S. in October 2019.

ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; (6) our ability to efficiently integrate Kona Grill restaurants, and our ability to improve performance and cost at the restaurants and to realize synergies; (7) effects on our business related to COVID-19; and (8) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2019.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Kate Ottavio Kent

(203) 682-8276

Kate.OttavioKent@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited, in thousands, except earnings per share and related share information)

	For the three months ended December 31,
	2019	2018
Revenues:
Owned restaurant net revenue	$48,554	$22,077
Management, license and incentive fee revenue	3,646	3,736
Total revenues	52,200	25,813
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	12,539	5,583
Owned restaurant operating expenses	29,231	12,642
Total owned operating expenses	41,770	18,225
General and administrative (including stock-based compensation of $331 and $308 for the quarters ended December 31, 2019 and 2018, respectively)	3,766	3,183
Depreciation and amortization	2,355	249
Bargain purchase gain	(10,963)	—
Loss on impairment of investments	2,684	—
Lease termination expenses	180	45
Pre-opening expenses	20	35
Transaction costs	2,003	—
Equity in income of investee companies	—	(71)
Other income, net	(20)	(96)
Total costs and expenses	41,795	21,570
Operating income	10,405	4,243
Other expenses, net:
Interest expense, net of interest income	1,237	291
Loss on early debt extinguishment	421	—
Total other expenses, net	1,658	291
Income before (benefit) provision for income taxes	8,747	3,952
(Benefit) provision for income taxes	(11,311)	268
Net income	20,058	3,684
Less: net income attributable to noncontrolling interest	219	517
Net income attributable to The ONE Group Hospitality, Inc.	$19,839	$3,167
Currency translation loss	(12)	(584)
Comprehensive income	$19,827	$2,583

Net income attributable to The ONE Group Hospitality, Inc. per share:
Basic net income per share	$0.69	$0.11
Diluted net income per share	$0.66	$0.11

Shares used in computing basic earnings per share	28,578,605	28,296,436
Shares used in computing diluted earnings per share	29,836,044	28,763,816

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands, except earnings per share and related share information)

	For the year ended December 31,
	2019	2018
Revenues:
Owned restaurant net revenue	$108,775	$74,033
Management, license and incentive fee revenue	11,906	11,568
Total revenues	120,681	85,601
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	28,005	18,989
Owned restaurant operating expenses	67,883	45,695
Total owned operating expenses	95,888	64,684
General and administrative (including stock-based compensation of $1,306 and $1,313 for the years ended December 31, 2019 and 2018 respectively)	11,472	11,119
Depreciation and amortization	5,404	2,824
Bargain purchase gain	(10,963)	—
Loss on impairment of investments	2,684	—
Lease termination expenses	573	213
Pre-opening expenses	565	1,365
Transaction costs	2,513	—
Equity in income of investee companies	—	(182)
Other income, net	(246)	(235)
Total costs and expenses	107,890	79,788
Operating income	12,791	5,813
Other expenses, net:
Interest expense, net of interest income	1,954	1,193
Loss on early debt extinguishment	858	—
Total other expenses, net	2,812	1,193
Income before (benefit) provision for income taxes	9,979	4,620
(Benefit) provision for income taxes	(11,154)	713
Net income	21,133	3,907
Less: net income attributable to noncontrolling interest	302	633
Net income attributable to The ONE Group Hospitality, Inc.	$20,831	$3,274
Currency translation loss	(341)	(754)
Comprehensive income	$20,490	$2,520

Net income attributable to The ONE Group Hospitality, Inc. per share:
Basic net income per share	$0.73	$0.12
Diluted net income per share	$0.70	$0.12

Shares used in computing basic earnings per share	28,454,385	27,653,827
Shares used in computing diluted earnings per share	29,636,219	28,122,445

The following table sets forth certain statements of income data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

For the three months ended December 31,
	2019	2018
Revenues:
Owned restaurant net revenue	93.0%	85.5%
Management, license and incentive fee revenue	7.0%	14.5%
Total revenues	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	25.8%	25.3%
Owned restaurant operating expenses (1)	60.2%	57.3%
Total owned operating expenses (1)	86.0%	82.6%
General and administrative (including stock-based compensation of 0.8% and 1.7% for the years ended December 31, 2019 and 2018 respectively)	7.2%	12.3%
Depreciation and amortization	4.5%	1.0%
Bargain purchase gain	(21.0)%	—%
Loss on impairment of investments	5.1%	—%
Lease termination expenses	0.3%	0.2%
Pre-opening expenses	—%	0.1%
Transaction costs	3.8%	—%
Equity in income of investee companies	—%	(0.3)%
Other income, net	—%	(0.4)%
Total costs and expenses	80.1%	83.6%
Operating income	19.9%	16.4%
Other expenses, net:
Interest expense, net of interest income	2.4%	1.1%
Loss on early debt extinguishment	0.8%	—%
Total other expenses, net	3.2%	1.1%
Income before (benefit) provision for income taxes	16.8%	15.3%
(Benefit) provision for income taxes	(21.7)%	1.0%
Net income	38.4%	14.3%
Less: net income attributable to noncontrolling interest	0.4%	2.0%
Net income attributable to The ONE Group Hospitality, Inc.	38.0%	12.3%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

The following table sets forth certain statements of income data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

For the year ended December 31,
	2019	2018
Revenues:
Owned restaurant net revenue	90.1%	86.5%
Management, license and incentive fee revenue	9.9%	13.5%
Total revenues	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	25.7%	25.6%
Owned restaurant operating expenses (1)	62.5%	61.8%
Total owned operating expenses (1)	88.2%	87.4%
General and administrative (including stock-based compensation of 1.1% and 1.5% for the years ended December 31, 2019 and 2018 respectively)	9.5%	13.0%
Depreciation and amortization	4.5%	3.3%
Bargain purchase gain	(9.1)%	—%
Loss on impairment of investments	2.2%	—%
Lease termination expenses	0.5%	0.2%
Pre-opening expenses	0.5%	1.6%
Transaction costs	2.1%	—%
Equity in income of investee companies	—%	(0.2)%
Other income, net	(0.2)%	(0.3)%
Total costs and expenses	89.4%	93.2%
Operating income	10.6%	6.8%
Other expenses, net:
Interest expense, net of interest income	1.6%	1.4%
Loss on early debt extinguishment	0.7%	—%
Total other expenses, net	2.3%	1.4%
Income before (benefit) provision for income taxes	8.3%	5.4%
(Benefit) provision for income taxes	(9.2)%	0.8%
Net income	17.5%	4.6%
Less: net income attributable to noncontrolling interest	0.3%	0.7%
Net income attributable to The ONE Group Hospitality, Inc.	17.3%	3.8%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$12,344	$1,592
Accounts receivable	10,351	7,029
Inventory	3,058	1,404
Other current assets	1,047	1,471
Due from related parties, net	341	45
Total current assets	27,141	11,541

Property and equipment, net	70,483	39,347
Operating lease right-of-use assets	81,097	—
Investments	—	2,684
Deferred tax assets, net	7,751	38
Intangibles, net	17,183	—
Other assets	1,622	349
Security deposits	1,308	2,020
Total assets	$206,585	$55,979

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,274	$5,408
Accrued expenses	11,198	8,093
Deferred license revenue	332	171
Deferred gift card revenue and other	3,183	947
Current portion of operating lease liabilities	4,397	—
Current portion of long-term debt	749	3,201
Total current liabilities	28,133	17,820

Deferred license revenue, long-term	1,036	1,008
Due to related parties, long-term	—	1,197
Operating lease liabilities, net of current portion	98,278	—
Deferred rent and tenant improvement allowances	—	16,774
Long-term debt, net of current portion	45,226	7,118
Total liabilities	172,673	43,917

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 28,603,829 and 28,313,017 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	44,853	43,543
Accumulated deficit	(7,891)	(28,722)
Accumulated other comprehensive loss	(2,651)	(2,310)
Total stockholders’ equity	34,314	12,514
Noncontrolling interests	(402)	(452)
Total equity	33,912	12,062
Total liabilities and equity	$206,585	$55,979

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$48,554	$22,077	$108,775	$74,033
Management, license and incentive fee revenue	3,646	3,736	11,906	11,568
GAAP revenues	52,200	25,813	120,681	85,601

Food and beverage sales from managed units (1)	38,416	24,928	116,868	99,967

Total food and beverage sales at owned and managed units	86,970	47,005	225,643	174,000

________________________________________

(1) Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Same Store Sales measure for 2017, 2018 and 2019:

	2017				2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
US Owned STK Restaurants	(1.8%)	1.2%	(0.9%)	5.8%	8.7%	6.2%	7.7%	14.9%	10.4%	7.8%	8.1%	7.6%
US Managed STK Restaurants	8.3%	2.5%	6.5%	6.6%	4.9%	10.1%	5.4%	15.6%	5.0%	3.6%	12.2%	12.6%
US Total STK Restaurants	2.6%	1.7%	1.9%	6.0%	7.3%	7.5%	6.9%	15.0%	8.6%	6.4%	9.3%	8.9%

Adjusted EBITDA. We define adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income, to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2019	2018	2019	2018
Net income attributable to The ONE Group Hospitality, Inc.	$19,839	$3,167	$20,831	$3,274
Net income attributable to noncontrolling interest	219	517	302	633
Net income	20,058	3,684	21,133	3,907
Interest expense, net of interest income	1,237	291	1,954	1,193
(Benefit) provision for income taxes	(11,311)	268	(11,154)	713
Depreciation and amortization	2,355	249	5,404	2,824
EBITDA	12,339	4,492	17,337	8,637
Bargain purchase gain	(10,963)	—	(10,963)	—
Loss on impairment of investments	2,684	—	2,684	—
Transaction costs (1)	2,003	—	2,513	—
Stock-based compensation	331	308	1,306	1,313
Loss on debt extinguishment	421	—	858	—
Lease termination expense (2)	180	45	573	213
Pre-opening expenses	20	35	565	1,365
Non-cash rent expense (3)	147	(148)	61	(289)
Other nonrecurring charges	—	—	—	145
Adjusted EBITDA	7,162	4,732	14,934	11,384
Adjusted EBITDA attributable to noncontrolling interest	285	563	646	880
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$6,877	$4,169	$14,288	$10,504

(1)

Primarily transaction costs incurred with the Kona Grill acquisition and subsequent integration activities and internal costs associated with capital raising activities, most recently the Bank of America Credit Agreement, the Goldman Sachs Credit Agreement, and costs associated with the preparation of the Form S-8.

(2)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(3)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of income and comprehensive income.